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                                                                   EXHIBIT 23.2


                  CONSENT OF GAFFNEY, CLINE & ASSOCIATES, INC.


         As Harken Energy Corporation's (Harken's) independent reserve engineers, Gaffney, Cline & Associates, Inc. (GCA) consents to the reference to GCA's report on reserves as disclosed by Harken in its Form 10-K/A for the period ending December 31, 1999, as included in this Form S-3 registration statement dated October 27, 2000, for the sale of 7,771,429 shares of Harken common stock.


                                                               Very truly yours,


                                               GAFFNEY, CLINE & ASSOCIATES, INC.


Houston, Texas
October 25, 2000